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                                                                      EXHIBIT 10

                       NATIONAL SEMICONDUCTOR CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     Option Agreement dated May 18, 1995 between National Semiconductor Corporation, a Delaware corporation (the "Company") and Peter J. Sprague, a consultant of the Company or of any of its subsidiaries (the ("Optionee").

     By action taken by the Board of Directors of the Company, the Company has granted a non-qualified stock option to the Optionee to purchase shares of its Common Stock, par value $.50 per share ("Common Stock"). The Company and the Optionee desire to enter this Agreement to evidence such option. The option is granted pursuant to an Agreement between the Optionee and the Company dated May 17, 1995.

     NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     A. The Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of the aggregate of 300,000 full shares of Common Stock at a purchase price of $27.875 per share on the terms and conditions herein set forth.

     B. The term of the Option shall be for a period of TEN YEARS AND ONE DAY from the date hereof, or for such shorter period as prescribed herein. The Option shall be exercisable in installments as follows: none within the first year; during the second year to the extent of 25% of the total number of shares to which the Option relates; during the third year to the extent of 50% of said total (including that portion exercised in the preceding year); during the fourth year to the extent of 75% of said total (including that portion exercised in the preceding years); and during the remaining term of the Option to the extent of 100% of said total.

     C    This Option is subject to all the ADDITIONAL TERMS AND CONDITIONS attached hereto and by reference incorporated herein.

     IN WITNESS WHEREOF, the Optionee has hereunto set his hand and the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized.

                                              NATIONAL SEMICONDUCTOR CORPORATION



 /S/ PETER J. SPRAGUE                         By:  /S/ JOHN M. CLARK III
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     Optionee                                      Vice President

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                         ADDITIONAL TERMS AND CONDITIONS


     1. If Optionee shall die without having exercised the Option, the Option shall become fully exercisable notwithstanding the installment exercise provisions of Paragraph B. The person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent or distribution may exercise the Option within a period of five (5) years following Optionee's death.

     2. Nothing contained in Paragraph 1 hereof is intended to extend the stated term of the Option, and in no event may the Option be exercised after the term of the Option stated in Paragraph B hereof has expired.

     3. The Option is exercisable, during the lifetime of the Optionee, only by the Optionee. The Option shall not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of the Option contrary to the provisions hereof and the levy of any attachment or similar process upon the Option shall be null and void and without effect.

     4. In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through any recapitalization resulting in share split-up, or combinations or exchanges of shares, or otherwise, the number of shares subject to the Option and the purchase price of such shares shall be appropriately adjusted by the Board of Directors of the Company. No fractional shares shall be issued upon any exercise of the Option.

     5. Subject to the terms and conditions of this Agreement, the Option may be exercised by giving written notice to the Company at its office in Santa Clara, California, attention of the Secretary, or at such other office that the Company may designate. Such notice shall (i) state the election to exercise the Option and the number of full shares in respect of which it is being exercised, and (ii) be signed by the person or persons so exercising the Option and, in the event the Option is being exercised (pursuant to Paragraph 1 hereof) by any person or persons other than the Optionee, be accompanied by appropriate proof of the right of such person or persons to exercise the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, whereupon the Company shall issue and deliver, or cause to be issued and delivered a certificate or certificates representing such shares as soon as practicable after such notice is received. The purchase price for such shares must be paid in full in cash, or paid in full, with the consent of the Board of Directors of the Company, in Common Stock of the Company valued at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise or a combination of cash and Common Stock. With the consent of the Board of Directors of the Company, the payment of all or part of the applicable withholding taxes due upon exercise of an option, up to the highest marginal rates then in effect, may be made by the withholding of shares otherwise issuable upon exercise of the option. Option shares withheld in payment of such taxes shall be

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valued at the opening price of the Company's Common Stock on the New York Stock
Exchange on the date of exercise. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. The date of the exercise of the Option will be the date on which the aforesaid written notice, properly executed and accompanied as aforesaid is received by the Secretary of the Company. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. Until the certificate or certificates have been issued as aforesaid, the person or persons exercising the Option shall possess no rights of a record holder with respect to any of such shares.

     6. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell the shares of stock subject to the Option. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of its stock to satisfy the Option shall relieve the Company from any liability for failure to issue and sell stock to satisfy the Option pending the time when such authority is obtained or is obtainable.

     7. This Option Agreement shall be governed by the laws of the State of California.



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